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Exhibit 5.2

November 21, 2017

Ensco plc
6 Chesterfield Gardens
3rd Floor
London W1J5BQ
United Kingdom

  Re:
  Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as special counsel to Ensco plc, a public limited company organized under the laws of England and Wales (the "Company"), in connection with the filing on the date hereof with the Securities and Exchange Commission (the "Commission") of a registration statement on Form S-3 (the "Registration Statement"), including a base prospectus (the "Base Prospectus"), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a "Prospectus"), under the Securities Act of 1933, as amended (the "Act"), relating to, among other things, the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of: (i) one or more series of the Company's debt securities (the "Debt Securities"), (ii) Class A ordinary shares, par value $0.10 per share, of the Company (the "Class A Ordinary Shares"), (iii) preference shares of the Company (the "Preference Shares"), (iv) ordinary shares of the Company (the "Ordinary Shares"), (v) warrants to purchase Class A Ordinary Shares, Preference Shares, Ordinary Shares or Debt Securities (the "Warrants"), (vi) share purchase contracts of the Company with respect to Class A Ordinary Shares, Preference Shares or Ordinary Shares (the "Share Purchase Contracts"), (vii) guarantees of Debt Securities or other securities (the "Guarantees") and (viii) units of securities consisting of one or more Debt Securities, Class A Ordinary Shares, Preference Shares, Ordinary Shares, Warrants, Share Purchase Contracts, Guarantees or any combination thereof (the "Units" and, together with the Debt Securities, Class A Ordinary Shares, Preference Shares, Ordinary Shares, Warrants, Share Purchase Contracts and Guarantees, the "Securities"). The Securities will be issued under an applicable prospectus supplement. Each series of senior Debt Securities will be issued under the Indenture, dated as of March 17, 2011 (the "Senior Indenture"), between the Company and Deutsche Bank Trust Company Americas, as trustee (the "Trustee"), and each series of senior subordinated Debt Securities and subordinated Debt Securities will be issued pursuant to an indenture to be entered into between the Company and the applicable trustee thereunder (such indentures, together with the Senior

November 21, 2017

Indenture, the "Indentures"). Each of the Indentures will be supplemented, in connection with each series of Debt Securities, by a board resolution, supplement or officer's certificate thereunder pertaining to the applicable series of Debt Securities.

        This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related applicable Prospectus, other than as expressly stated herein with respect to the issue of the Securities.

        As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the internal laws of the State of New York and the applicable federal laws of the United States, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state. Various matters concerning the laws of England and Wales with respect to the Securities are addressed in opinions provided separately. We express no opinion with respect to those matters herein, and, to the extent such matters are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.

        Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

        1.     When (i) the terms of the Debt Securities and the Guarantees and of their issuance and sale have been duly established in conformity with the applicable Indenture, (ii) the Debt Securities and the Guarantees have been offered and sold in accordance with the applicable Indenture, the Registration Statement, including the prospectus supplement related thereto, and, if in an underwritten offering, a valid and binding purchase, underwriting or agency agreement, and (iii) the applicable supplemental indenture or officers' certificate relating to the Debt Securities and the Guarantees has been duly executed and delivered by each party thereto and the Debt Securities and the Guarantees have been duly executed and authenticated in accordance with the provisions of the applicable Indenture (including the applicable supplemental indenture or officers' certificate) and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Debt Securities (including any Debt Securities or Guarantees duly issued upon conversion, exchange or exercise of any other Debt Securities) and the Guarantees will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

        2.     When the applicable warrant agreement has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular issuance of Warrants have been duly established in accordance with the terms of the applicable warrant agreement and authorized by all necessary corporate action of the Company, and such Warrants have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable warrant agreement and in the manner contemplated by the applicable Prospectus and by such corporate action (assuming the securities issuable upon exercise of such Warrants have been duly authorized and reserved for issuance by all necessary corporate action), such Warrants will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

        3.     When the applicable share purchase contract agreement has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular issue of Share Purchase Contracts have been duly authorized in accordance with the terms of the applicable share purchase contract agreement and authorized by all necessary corporate action of the Company, and such Share Purchase Contracts have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable share purchase contract agreement and in the manner contemplated by the applicable Prospectus and by such corporate action (assuming the securities issuable under such Share Purchase Contracts have been duly

November 21, 2017

authorized and reserved for issuance by all necessary corporate action), such Share Purchase Contracts will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

        4.     When the applicable unit agreement has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular issuance of Units have been duly authorized in accordance with the terms of the applicable unit agreement and authorized by all necessary corporate action of the Company, and such Units have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable unit agreement and in the manner contemplated by the applicable Prospectus and by such corporate action (assuming the securities issuable upon exercise of such Units have been duly authorized and reserved for issuance by all necessary corporate action), such Units will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.Our opinion is subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; and (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy. We express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, prepayment or make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty; (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief; (c) the waiver of rights or defense waivers; (d) any provision requiring the payment of attorneys' fees, where such payment is contrary to law or public policy; (e) any provision permitting, upon acceleration of any indebtedness, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon; (f) provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation; (g) provisions purporting to make a guarantor primarily liable rather than as a surety; (h) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (i) waivers of broadly or vaguely stated rights; (j) provisions for exclusivity, election or cumulation of rights or remedies; (k) provisions authorizing or validating conclusive or discretionary determinations; (l) grants of setoff rights; (m) proxies, powers and trusts; (n) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property; (o) any provision to the extent it requires that a claim with respect to a security denominated other than in U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars a rate of exchange at a particular date, to the extent applicable law otherwise provides; and (p) the severability, if invalid, of provisions to the foregoing effect.

        With your consent, we have assumed (a) that each of the Indentures (including any supplemental indenture or officers' certificate thereto), the Debt Securities and the Guarantees, the Warrants, the Share Purchase Contracts, the Units, the warrant agreements, the share purchase contract agreements and unit agreements governing such securities (collectively, the "Documents") will be governed by the internal laws of the State of New York, (b) that each of the Documents has been or will be duly authorized, executed and delivered by the parties thereto, (c) that each of the Documents constitutes or will constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms, and (d) that the status of each of the Documents as legally valid and binding obligations of the parties will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

November 21, 2017

        This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading "Legal Matters." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Latham & Watkins LLP

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  Exhibit 5.2